Exhibit 99.1

First Ottawa Bancshares Announces Quarterly Earnings

Ottawa, Ill., October 24, 2008  –  First Ottawa Bancshares, Inc. (Pink Sheets: FOTB.PK) reported net income for the nine months and three months ended September 30, 2008.  President Joachim Brown stated: “It is especially gratifying in light of the current credit crisis and concerns to be able to report stable and consistent earnings.   We are especially pleased that our earnings year to date are on track with our performance of last year, and we have been able to navigate successfully through the problems in our industry.”  The bank and its holding company parent reported increases in liquidity and capital at the end of the period.  “Lack of liquidity and lack of capital have plagued many larger banking institutions,” claimed Brown. “We have been able to improve our position and have maintained our “well capitalized” rating throughout the year, which is the highest rating attainable under pertinent federal banking regulations. Having avoided sub-prime loans and sub-prime securities, we believe our asset quality remains strong.”

Total assets at September 30, 2008 were $278.7 million contrasted to $269.2 million at December 31, 2007, an increase of $9.5 million, or 3.5%.  This increase was the result of an increase in cash and cash equivalents and certificates of deposits at other financial institutions. These increases were partially offset by decreases in securities available for sale, loans and interest receivable and other assets. Cash and cash equivalents increased as a result of a $11.5 million increase in cash on deposit at the Federal Reserve Bank of Chicago. This increase was funded through decreases in securities available for sale of $6.6 million and deposit growth of $2.6 million from local municipalities as a result of real estate tax collections. Loan balances outstanding decreased by $5.3 million due to decreased demand as a result of the contraction in the housing market and it’s impact on the economy, along with pay downs in the portfolio. Other assets remained relatively constant , increasing by $12,000 compared to December 31, 2007.

Total liabilities at September 30, 2008 were $253.3 million compared to $244.6 million at December 31, 2007, an increase of $8.7 million, or 3.5%. This increase was primarily the result of an increase in NOW and money market accounts holding public funds.  Deposits increased by $2.6 million, from $240.4 million at December 31, 2007, to $243.0 million at September 30, 2008, primarily due to increases in short term deposits of a local municipality and county funds resulting from real estate tax payments. Other borrowings increased by $6.0 million as a result of Federal Home Loan Bank advances obtained during the first quarter of 2008. Repurchase agreements increased by $2.0 million during the third quarter of 2008. Other liabilities decreased by $1.9 million due to the reduction of dividends payable at year end 2007 .

Total equity increased to $25.4 million at September 30, 2008 compared to $24.6 million at December 31, 2007. This increase was due primarily to an increase in net income of $1.7 million for the period ended September 30, 2008. Net income was offset by dividends in the amount of $648,000, payable to shareholders in July 2008 that were declared in June 2008.

The Company reported net income for the three months ended September 30, 2008, of $573,000, or $.89 per basic common share,  and $.89 per diluted common share, a 14.9% decrease compared to net income of $673,000, or $1.04 per common basic and diluted share, for the three months ended September 30, 2007. During the nine months ended September 30, 2008, net income was $1.66 million, or $2.57 per common share, and $2.56 per diluted share, a 5.6% decrease compared to $1.76 million, or $2.71 per common basic and $2.70 per diluted share during the first nine months of 2007.

Net interest income decreased by 3.2% to $2.3 million for the three months ended September 30, 2008 as compared to 2007.  Total interest income decreased to $3.4 million for the three months ended September 30, 2008, compared to $4.0 million for the three months ended September 30, 2007.  This change was primarily the result of a decrease in interest income from loans to $2.7 million for the three months ended September 30, 2008 from $3.1 million for the same period a year earlier. This decrease was the result of loans repricing downward as interest rates decreased during the first three quarters of 2008. In addition, decreases in interest income from taxable investment securities of $164,000, and interest income on federal funds sold of $143,000, compared to prior year resulted in a change of $558,000 in total interest income. Interest expense decreased to $1.1 million for the three months ended September 30, 2008 from $1.6 million for the same period ended September 30, 2007, a 29.9% decrease. The $558,000 decrease in interest income offset the decrease in interest expense for the quarter resulting in a $76,000 decrease in net interest income for the quarter in 2008 compared to prior year.

The provision for loan losses was $30,000 during the third quarter of 2008 compared to $45,000 during the third quarter of 2007. Year to date provision for loan loss was $90,000 in 2008 compared to $135,000 in 2007. As of September 30, 2008, the allowance for loan losses totaled $1.6 million, or 1.00% of total loans, which increased from .96% as of December 31, 2007.  Nonaccrual loans decreased from $1.2 million at December 31, 2007 to $982,000 at September 30, 2008. Nonperforming loans, including nonaccrual loans, increased $659,000 to $2.5 million over the same period. Management feels that the Bank was well collateralized on the nonperforming loans, which significantly reduces the Company’s exposure to losses on the credits.

The Company’s non-interest income totaled $423,000 for the three months ended September 30, 2008 compared to $574,000 for the same period in 2007, a decrease of $151,000, or 26.3%. The decrease in non-interest income was primarily due to decreases in service charges on deposit accounts of $46,000, and market value adjustments associated with the derivative portion of Certificates of Deposits held for investment purposes of $186,000.The return on these certificates of deposits are based on a calculation of the appreciation or decline in the S&P 500 Index. The decrease in deposit service charges was a result of decreased daily overdraft charges compared to the prior year. These decreases were partially offset by an increase in other income of $84,000.

The Company’s non-interest expense was $2.0 million for the three months ended September 30, 2008 and $2.0 million for the same period in 2007.  Non-interest expense decreased by $61,000 for the three months ended September 30, 2008, compared to 2007. Salaries and benefits, the largest component of non-interest expense, decreased $52,000, or 4.6%, to $1.1 million.  Decreases in amortization of core deposit intangible of $11,000, professional fees expense of $56,000, and salaries and benefits expense of $52,000 were offset by increases in occupancy expense of $28,000 and other expenses of $16,000. Occupancy expense increased due to higher utility and maintenance costs in the current year. Other expenses increased by $16,000 over prior year due to an increase in the Company’s hazard insurance, bank owned life insurance and also increased director fees. In addition, there were nominal increases in supplies expense and data processing expenses.

First Ottawa Bancshares, Inc. is a community-based bank holding company headquartered at 701 LaSalle Street, Ottawa, Illinois.  We serve the surrounding communities through our full-service commercial bank subsidiary, the First National Bank of Ottawa.  The Bank has four locations in Ottawa, a branch in Morris, two branches in Streator, and a branch in Yorkville and a loan production office in Minooka.  All information at and for the period ended September 30, 2008, has been derived from unaudited financial information.

Special Note Concerning Forward-Looking Statements

This press release contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.